Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

WC/TP SPRING CREEK, LLC,

a Delaware limited liability company

(“Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,

a California corporation

(“Buyer”)

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EXHIBITS

Exhibit “A”	Real Property Description

Exhibit “B”	Personal Property Description

Exhibit “C”	Due Diligence Documents

Exhibit “D”	Form of Deed

Exhibit “E”	Form of General Assignment

Exhibit “F”	Form of Bill of Sale

Exhibit “G”	Form of Non-Foreign Certificate

Exhibit “H”	Form of Tenant Notice

SCHEDULES

Schedule 1	Leases

Schedule 2	Contracts

Schedule 3	Approvals

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PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 9th day of December, 2011, by and between WC/TP SPRING CREEK, LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:

RECITALS:

A. Seller is the fee owner of that certain land with a multi-family housing project consisting of two hundred fifty-two (252) apartment units situated thereon, which is located at 777 E. 15th Street, Edmond, Oklahoma and more particularly described in Exhibit “A” attached hereto (together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land, the “Real Property”).

B. Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such real, personal, and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):

1.1 The Real Property;

1.2 All easements, licenses, interests, rights, and privileges appurtenant to the Real Property, including, without limitation, all water and water rights;

1.3 All equipment, tools, machinery, materials, supplies and other tangible personal property owned by Seller and located on or used in connection with or arising out of the ownership of the Real Property as of the date hereof, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”);

1.4 All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively, “Leases”) (the Leases in effect on the date of this Agreement are identified on Schedule 1 attached hereto);

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1.5 Subject to Section 7.6 below, all maintenance, supply or other contracts relating to the operation of the Property in effect as of the date hereof, which are identified on Schedule 2 attached hereto and which are assignable by their terms to Buyer (collectively, “Contracts”);

1.6 All approvals, plans, studies and surveys relating to the Property, which are identified on Schedule 3 attached hereto (collectively, “Approvals”); and

1.7 All entitlements and intangible personal property in connection with or arising out of the ownership of the Real Property, including, without limitation, all licenses, permits and certificates of occupancy for the Real Property and trade names and logos (collectively, “Intangible Property”).

2. PURCHASE PRICE. The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be NINETEEN MILLION THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($19,350,000.00). The Purchase Price shall be comprised of the following: (i) the assumption by Buyer (the “Assumption”) of the outstanding principal balance as of the Closing Date (defined in Section 6.1 below) of that loan (the “Loan”) to Seller evidenced by a promissory note in the original principal amount of Fourteen Million One Hundred Thousand and 00/100 Dollars ($14,100,000.00) dated January 31, 2011 given by Seller to Holliday Fenoglio Fowler, L.P., as assigned to U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Mortgage Securities Corp., Multifamily Mortgage Pass-Through Certificates, Series 2011-K702, (“Lender”) and secured by a first priority deed of trust or mortgage encumbering the Property (the “Assumed Loan Balance”), (ii) the Deposit (defined in Section 3.1 below), and (iii) the Closing Funds (defined in Section 3.2 below). Buyer shall use its commercially reasonable efforts to make written application to Lender for the Assumption, without any changes in the terms of the Loan except as specified herein, and shall pay all initial review and application fees within ten (10) days following the Opening of Escrow and thereafter Buyer shall promptly provide all information reasonably requested by Lender in connection with such application, including without limitation financial statements, tax returns, organizational documents and management profile/credentials, and diligently and in good faith pursue Lender’s approval of the Assumption. In the event that Buyer (a) has not made written application to Lender for the Assumption within the aforementioned ten (10)-day period, or (b) Buyer fails to otherwise diligently and in good faith pursue Lender’s approval of the Assumption, Seller’s sole remedy shall be to terminate this Agreement by delivering written notice to Buyer and Escrow Holder, in which case the Deposit, less the Independent Contract Consideration, shall be returned to Buyer, and this Agreement shall be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination; provided, however, that with respect to item (a) above, Seller’s termination notice shall only be effective if it is received by Buyer before Buyer makes such application to Lender. If on or before the Initial Scheduled Closing Date or, as applicable, the Rescheduled Closing Date, Lender has not approved the Assumption on terms and conditions acceptable to Buyer, and agreed to the release of Seller and all existing guarantors from all liability on the Loan for events arising after the Closing, then the Deposit will be refunded in full to Buyer, less the Independent Contract Consideration, and this Agreement shall be null and void and of no further force and effect whatsoever, except for the terms of this

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Agreement which expressly survive termination. Buyer’s determination of whether the terms and conditions of the Assumption are acceptable to Buyer shall be made in its reasonable discretion; provided, however, that it shall in all events be reasonable for Buyer to conclude that the terms and conditions of the Assumption are unacceptable if Lender requires any of the following in connection with the Loan (“Satisfaction Criteria”): (i) an interest rate exceeding 4.88% per annum, (ii) reserves exceeding $400 per housing unit, (iii) payment of (A) an assumption fee exceeding 1% of the outstanding principal balance of the Loan as of the Closing Date or (B) Other Expenses (as defined below) exceeding $40,000, (iv) a principal balance on the date that Buyer assumes the Loan of more than Fourteen Million One Hundred Thousand and 00/100 Dollars ($14,100,000.00) or less than Thirteen Million Eight Hundred Thousand and 00/100 Dollars ($13,800,000.00), and (v) a loan maturity date earlier than February 1, 2018. Buyer shall provide Seller with written notice of any objections that Buyer has to the documents to be executed by Buyer and which have been provided to Buyer, Seller, any guarantors and Lender in connection with the Loan Assumption (collectively, the “Assumption Documents”) within three (3) business days after receipt thereof and will use good faith efforts to resolve, prior to Closing, such objections to Buyer’s reasonable satisfaction, subject to Buyer’s right to disapprove the Assumption Documents if the Assumption Documents are not in compliance with the Satisfaction Criteria set forth above. Subject to Buyer’s right to approve the terms and conditions of the Assumption and the Assumption Documents, Buyer agrees to pay any assumption fee and all other reasonable costs and expenses imposed by Lender in connection with the Assumption including, without limitation, underwriting and due diligence fees, loan policy title insurance premiums and Lender’s legal fees (collectively, “Other Expenses”).

3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

3.1 Deposit. Within three (3) business days after the mutual execution of this Agreement, Buyer shall deliver to First American Title Company (“Escrow Holder”), which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Kathleen Huntsman, the sum of THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit and all interest earned thereon shall be collectively referred to in this Agreement as the “Deposit”. The Initial Deposit shall be in the form of wire transfer, cash or certified or bank cashier’s check. Escrow Holder shall place the Deposit in an interest-bearing account under Buyer’s Tax ID# 90-0152520. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Deposit shall be returned to Buyer only if Buyer exercises the right to terminate this Agreement in accordance with Sections 7.3 or 7.4, or Closing fails to occur due to (i) Seller’s material breach of this Agreement, which breach continues for a period of five (5) days after receipt of written notice from Buyer and which is not caused by Buyer’s breach of this Agreement, (ii) the failure of a condition to close set forth in Section 5.2.2 (with respect to Seller’s deliveries only), Section 5.2.4, or Section 5.2.5 (with respect to Seller’s performance only) of this Agreement, to the extent the foregoing are not waived by Buyer or caused by Buyer’s breach or failure to perform, or (iii) termination of this Agreement pursuant to a casualty or condemnation event as described in Section 13 below.

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3.2 Remainder of Purchase Price. On or before the Closing Date, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit and the Assumed Loan Balance, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement (the “Closing Funds”).

3.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, THE DEPOSIT SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY.

SELLER’S INITIALS:	BUYER’S INITIALS:

4. BUYER’S REMEDIES. SELLER AND BUYER AGREE THAT IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE SELLER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT OR IF SELLER OTHERWISE MATERIALLY FAILS TO SATISFY ITS OBLIGATIONS UNDER THIS AGREEMENT FOR ANY REASON EXCEPT FAILURE BY BUYER TO PERFORM HEREUNDER OR BUYER’S MATERIAL BREACH HEREUNDER, WHICH DEFAULT, BREACH OR FAILURE BY SELLER CONTINUES FOR A PERIOD OF FIVE (5) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM BUYER, BUYER MAY, AS BUYER’S SOLE AND EXCLUSIVE REMEDIES, (i) DEMAND THE RETURN OF THE DEPOSIT LESS THE INDEPENDENT CONTRACT CONSIDERATION, WHICH DEMAND SHALL OPERATE TO TERMINATE THIS AGREEMENT IF NOT ALREADY TERMINATED, (ii) COMPEL SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT, HOWEVER BUYER SHALL HAVE WAIVED ITS RIGHT TO ENFORCE SPECIFIC PERFORMANCE IF BUYER FAILS TO FILE A LAWSUIT ASSERTING SUCH CAUSE OF ACTION IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED WITHIN SIXTY (60) DAYS OF THE SCHEDULED CLOSING DATE (AS THE CLOSING DATE MAY BE EXTENDED PURSUANT TO THIS AGREEMENT), (iii) RECOVER FROM SELLER THE DEPOSIT, LESS THE INDEPENDENT CONTRACT CONSIDERATION, PLUS BUYER’S ACTUAL OUT-OF- POCKET EXPENSES INCURRED BY BUYER IN CONNECTION WITH THIS AGREEMENT PROVIDED HOWEVER, THAT IN NO EVENT SHALL SELLER’S LIABILITY HEREUNDER EXCEED $175,000.00, AND/OR (iv) IN THE EVENT OF AN INTENTIONAL BREACH OF THIS AGREEMENT BY SELLER, RECOVER FROM SELLER THE DEPOSIT, LESS THE INDEPENDENT CONTRACT CONSIDERATION,

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PLUS BUYER’S ACTUAL DAMAGES, HOWEVER IN NO EVENT SHALL SELLER’S LIABILITY HEREUNDER EXCEED $500,000.00 NOR SHALL BUYER HAVE THE RIGHT TO RECOVER AGAINST SELLER CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.

SELLER’S INITIALS:	BUYER’S INITIALS:

5. ESCROW INSTRUCTIONS.

5.1 Opening of Escrow. Within three (3) business days after the mutual execution of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof. This Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof. The date as of which Escrow Holder shall have received (i) the Initial Deposit and (ii) executed counterparts of this Agreement from both Seller and Buyer shall constitute the “Opening of Escrow.” Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 18 of this Agreement. In the event the Initial Deposit is not received by the Escrow Holder within the time period specified in Section 3.1, this Agreement will become null and void and of no further force or effect at Seller’s option, which must be exercised by delivering written notice of such election to Buyer and Escrow Holder at any time before the Initial Deposit is received by Escrow Holder.

5.2 Conditions to Close. Closing shall not occur unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:

5.2.1 All conditions and contingencies to Buyer’s obligation to close Escrow set forth in Sections 7.3 and 7.4 below have been satisfied or waived in writing by Buyer, and Buyer’s rights to terminate this Agreement in accordance with Sections 7.3 and 7.4 below have expired.

5.2.2 All Closing Funds described in Section 3, and Closing Documents described in Section 11 have been delivered to Escrow Holder.

5.2.3 The title department of Escrow Holder, which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Kristen A. Hueter, shall have irrevocably committed to issue to Buyer pursuant to the Title Commitment (as hereinafter defined) an ALTA owner’s policy of title insurance, subject only to the Permitted Exceptions (as hereinafter defined) and the payment of the applicable premium, but otherwise in form and content and containing such endorsements approved by Buyer pursuant to Section 7 below, insuring Buyer’s title to the Real Property in an amount equal to the Purchase Price

5.2.4 Buyer shall have obtained, at Buyer’s sole cost and expense, Lender’s consent to the Assumption by Buyer of the Loan, effective as of the Closing Date and the release of Seller and all guarantors of the Loan from any default occurring after the Closing.

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5.2.5 Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.

Any condition not otherwise satisfied or waived as of the Closing shall be deemed fully satisfied or waived by the party for whose benefit the condition had been included.

5.3 Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 5.2 above, Escrow Holder shall transfer the Property as follows:

5.3.1 Cause the Deed (as such term is hereinafter defined) to be recorded with the County Clerk of Oklahoma County, Oklahoma;

5.3.2 Deliver to the parties entitled thereto the other Closing Documents;

5.3.3 Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property to Seller pursuant to instructions to be delivered by Seller to Escrow Holder, less the amount of all items, costs and prorations chargeable to the account of Seller; and

5.3.4 Disburse the remaining balance of the funds deposited by Buyer to Buyer upon the Close of Escrow pursuant to instructions to be delivered by Buyer to Escrow Holder after all costs payable by Buyer pursuant to Section 12 below have been deducted.

6. CLOSING.

6.1 Generally. Escrow shall close upon the delivery of the Deed in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”). The Close of Escrow shall occur no later than the date that is sixty (60) days after the Opening of Escrow (“Initial Scheduled Closing Date”) at the office of Escrow Holder or at such other location as may be mutually agreed upon by Seller and Buyer, unless otherwise extended (i) by operation of Sections 7.3.1 or 13, (ii) by Buyer pursuant to Section 6.2 below, or (iii) by written agreement between Buyer and Seller. Buyer shall have the option, in its sole and absolute discretion, to require that the Close of Escrow occur earlier than the Initial Scheduled Closing Date or the Rescheduled Closing Date (defined in Section 6.2 below) by giving written notice thereof to Seller and Escrow Holder.

6.2 Extension Option. Notwithstanding Section 6.1 above, Buyer shall have the option (“Extension Option”) to extend the Initial Scheduled Closing Date for an additional thirty (30) days (“Rescheduled Closing Date”), in Buyer’s sole and absolute discretion, by providing written notice to Seller of such election prior to the Initial Scheduled Closing Date.

7. BUYER’S REVIEW.

7.1 Delivery of Documents. Within three (3) business days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer the following documents pertaining to the Property, to the extent existing, that have been prepared by, for or at the request

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of Seller, or (a) are in the possession of, or (b) to Seller’s knowledge (as defined in Section 8.1 below), are readily available at no material cost to, Seller, the manager retained by Seller to manage the Property, or Seller’s investment advisors, including, without limitation, (i) copies of the Leases, Contracts and Approvals; (ii) copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property; (iii) copies of all reports, studies, investigations, appraisals and other materials concerning the design, construction, condition or status of the Real Property or any of the buildings, structures, improvements, machinery, fixtures or equipment included in the Real Property, or any system, element or component thereof, or any past or present Release (as hereinafter defined) or threatened Release of any Hazardous Substances (as hereinafter defined) in, on, under or within the Real Property or any other real property in the vicinity of the Real Property, or the compliance of the Real Property with Environmental Laws (as hereinafter defined); and (iv) copies of all environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property, and (v) to the extent not covered by the foregoing clauses (i) – (iv), the documents listed on Exhibit “C” attached hereto. Notwithstanding the foregoing, those certain Due Diligence Documents specifically designated on Exhibit “C” as “Available.on Site” will not be delivered to Buyer, but may be reviewed and copied by Buyer at the management office located on the Real Property pursuant to Section 7.2 below.

As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

7.2 Access. Upon the execution of this Agreement, Seller shall allow Buyer or Buyer’s agents or representatives access to the Property for purposes of any non-intrusive physical or environmental inspection of the Property and, to the extent copies are not provided to Buyer by Seller, review and copying of Seller’s books and records relating to the Property and any of the documents described in Section 7.1 above, and other matters necessary in the reasonable discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s

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intended use thereof. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s written consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed. In performing its on-site inspections, Buyer will provide Seller and Seller’s property manager with at least twenty-four (24) hours prior notice regarding the scope and execution of its activities, and shall be accompanied by a building management escort, if deemed necessary by Seller. In conducting its investigation and review of the Property, Buyer will not unreasonably inconvenience or interfere with the operation, management or use of the Property by Seller, Seller’s property manager, tenants, or by any of their respective agents, customers, invitees, or guests. Buyer will not materially alter the physical condition of the Property without obtaining Seller’s prior written consent. Except to the extent arising out of the negligence or willful misconduct of Seller or its employees or agents, Buyer agrees to indemnify, hold harmless and defend (with counsel reasonably satisfactory to Seller), and hereby releases, Seller, Seller’s managers, officers, directors, employees, and agents, from and against all losses, claims, costs, damages, and liabilities, including attorney’s fees, arising out of or in connection with (.1) injury to persons and damage to property, including the Property, during access to the Property or arising out of entry upon the Property caused by Buyer and its agents, employees, and contractors; and (.2) any liens filed against the Property arising out of Buyer’s access to the Property. Buyer will restore the Property to its condition existing prior to Buyer’s activities thereon at Buyer’s expense if this transaction does not close. Buyer agrees that it will deliver to Seller, prior to any such entry, a certificate of commercial general liability insurance, naming Seller as an additional insured and otherwise in form reasonably acceptable to Seller. The provisions of this Section 7.2 will expressly survive the Closing or earlier termination of this Agreement.

7.3 Title and Survey.

7.3.1 Within ten (10) days after the Opening of Escrow, Buyer shall obtain from Escrow Holder a preliminary report of title prepared by the title department of Escrow Holder regarding the Property (“Title Commitment”). Buyer shall have twenty (20) days following the later of (a) its receipt of the Title Commitment and any existing survey provided to Buyer pursuant to Section 7.3.2 below, and (b) the Opening of Escrow (“Title Objection Period”) in which to give Seller written notice of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Seller shall have the right, but not the obligation, to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) within ten (10) days following Buyer’s delivery of the Title Objection Notice (“Seller’s Cure Period”). In the event Seller fails to notify Buyer that Seller agrees irrevocably in writing to remedy or remove any Objections at or prior to Closing, or Seller is unable to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, within three (3) business days after the expiration of Seller’s Cure Period, shall deliver to Seller written notice (a “Title Election Notice”) electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections. If Buyer fails to timely deliver to Seller a Title Election Notice, Buyer shall conclusively be deemed to have elected (i) above. If Buyer

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does not elect, or is not conclusively deemed to have elected, to terminate this Agreement as set forth above, all matters reflected on the Title Commitment and the survey, which Seller has not otherwise elected in writing to cure, shall constitute permitted title exceptions approved by Buyer (the “Permitted Exceptions”) for all purposes of this Agreement. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller’s Cure Period, as applicable, from a supplemental title report obtained from the Escrow Holder, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 7.3.1 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer’s Title Objection Period and Seller’s Cure Period for any New Title Matters shall be five (5) business days each. Seller, without duty of inquiry, shall notify Buyer in writing of any New Title Matter within two (2) business days after Seller’s receipt thereof. Close of Escrow shall be delayed as needed to accommodate such additional time periods.

7.3.2 Within three (3) business days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer may elect to obtain, at Buyer’s expense, a new survey or revise, modify, or recertify an existing survey of the Property as necessary in order for the title department of Escrow Holder to delete the survey exception from title or to otherwise satisfy Buyer’s objectives, however the Title Objection Period shall not be extended as a result thereof.

7.4 Buyer’s Due Diligence. Buyer shall have until the expiration of the Due Diligence Period (as defined below) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. As used in this Agreement, the term “Due Diligence Period” shall mean the period commencing on the Opening of Escrow, and ending thirty (30) days thereafter. If, during the Due Diligence Period, Buyer determines that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement.

7.5 Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 7.3 or 7.4 above, this Agreement shall terminate as of the date the termination notice is given by Buyer. If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 7.3 or Section 7.4 above, this Agreement shall continue in full force and effect and the Deposit shall become non-refundable except as provided in Section 3.1.

7.6 Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts, that by their terms can be terminated as of the Closing Date, Buyer elects not to assume at Closing, in Buyer’s sole and absolute discretion. Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Buyer, at no material expense to Seller, both

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before and after the Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name. Seller’s obligations under this Section 7.6 shall survive the Close of Escrow.

7.7 “AS IS, WHERE IS”. If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 7.3 or Section 7.4 above, then: (.1) BUYER ACKNOWLEDGES THAT EXCEPT FOR ANY EXPRESS WARRANTIES, REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT, BUYER IS NOT RELYING ON ANY WRITTEN, ORAL, IMPLIED, OR OTHER REPRESENTATIONS, STATEMENTS, OR WARRANTIES BY SELLER OR ANY AGENT OF SELLER OR ANY REAL ESTATE BROKER OR SALESMAN; (.2) ALL PREVIOUS WRITTEN, ORAL, IMPLIED, OR OTHER STATEMENTS, REPRESENTATIONS, WARRANTIES, OR AGREEMENTS, IF ANY, ARE MERGED HEREIN; AND (.3) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER SHALL NOT HAVE ANY LIABILITY TO BUYER, AND BUYER SHALL RELEASE SELLER FROM ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, CONTRACTUAL AND STATUTORY ACTIONS FOR CONTRIBUTION OR INDEMNITY), FOR, CONCERNING, OR REGARDING: (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE SUITABILITY THEREOF FOR ANY ACTIVITY OR USE; (ii) ANY IMPROVEMENTS OR SUBSTANCES LOCATED THEREON; OR (iii) THE COMPLIANCE OF THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY, OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. BUYER AFFIRMS THAT IT HAS INVESTIGATED AND INSPECTED THE PROPERTY AND IS FAMILIAR AND SATISFIED WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND HAS MADE ITS OWN DETERMINATION AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION AND THE PROPERTY’S SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. AT CLOSING, BUYER ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION (INCLUDING ENVIRONMENTAL CONDITIONS) ON AN “AS-IS”, “WHERE-IS”, AND “WITH ALL FAULTS” BASIS. BUYER FURTHER ACKNOWLEDGES THAT WITHOUT THIS ACCEPTANCE, THIS SALE WOULD NOT BE MADE. EXCEPT FOR ANY EXPRESS WARRANTIES, REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT, BUYER AND ITS SUCCESSORS AND ASSIGNS HAVE, AND SHALL BE DEEMED TO HAVE, ASSUMED ALL RISK

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AND LIABILITY WITH RESPECT TO THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION ON OR WITHIN OR UNDER THE SURFACE OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN, APPARENT, NON-APPARENT OR LATENT, AND WHETHER EXISTING PRIOR TO, AT, OR SUBSEQUENT TO TRANSFER OF THE PROPERTY. THE PROVISIONS OF THIS DISCLAIMER AND RELEASE EXPRESSLY SURVIVE CLOSING.

8. REPRESENTATIONS AND WARRANTIES.

8.1 Seller’s Representations and Warranties. The representations, warranties and covenants of Seller in this Section 8.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations, warranties and covenants of Seller. Such representations, warranties and covenants shall survive the Closing. References to the “knowledge” of Seller shall refer only to the actual knowledge, without inquiry, of John A. Wensinger, Manager of Seller’s Manager, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to Seller’s property manager, or to any other officer, agent, manager, representative, advisor, or employee of Seller or any affiliate thereof or to impose upon such designated employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything contained in this Agreement to the contrary, John A. Wensinger shall have no personal liability under this Agreement. Seller represents, warrants and covenants to Buyer that, with respect to all of the matters as to which a representation or warranty in this Section 8.1 is qualified as “to Seller’s knowledge” (or words of similar import), John A. Wensinger is an individual representing or employed by Seller who is knowledgeable and actively involved in the management of the relevant aspect(s) of the Property that is (are) the subject matter of such qualified reprensentation or warranty. Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing as follows:

8.1.1 Seller is a limited liability company (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, and (ii) duly qualified to do business and in good standing in the State of Oklahoma. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

8.1.2 To Seller’s knowledge, (.1) the Personal Property described in Exhibit “B” attached hereto is, in all material respects, an accurate and complete list of all tangible and intangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property; (.2) the Personal Property is located at the Real Property. Seller has good title to the Personal Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever except in connection with the Loan.

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8.1.3 All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases and as may be indicated on the Title Commitment. To Seller’s knowledge, the Contracts described in Schedule 2 attached hereto are, in all material respects, an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. To Seller’s knowledge, the Approvals described in Schedule 3 attached hereto are, in all material respects, an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. Seller has good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever except in connection with the Loan. All of the copies of the documents delivered to Buyer pursuant to Section 7.1 above are, in all material respects, accurate and complete copies of all originals of the documents described in Section 7.1 above and Seller has no actual knowledge that any contain any misstatements or omissions of fact that would make them materially misleading. With respect to only those materials delivered to Buyer pursuant to Section 7.1 which were created by Seller, such materials are true, correct and complete in all material respects. With respect to documents delivered to Buyer pursuant to Section 7.1 above that were prepared by third parties, Seller has not and does not adopt or ratify the findings of third parties who prepared same, does not represent that they are accurate in all respects, and does not warrant or represent that they can or should be relied upon by Buyer in making its investment decisions concerning the Property.

8.1.4 All information concerning the Leases is accurate and complete, as indicated on the rent roll, as same may be updated from time to time. The Leases are in full force and effect and rent is accruing thereunder as indicated on the rent roll. To Seller’s knowledge, the Leases have not been amended or modified except as disclosed in writing to Buyer; no monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease); and no security deposit or prepaid rent has been paid except as otherwise disclosed in writing to Buyer. To Seller’s knowledge, no tenant under the Leases is entitled to interest on any security deposit. To Seller’s knowledge, other than routine maintenance and work order requests, all improvements and construction required to be performed by the landlord under the Leases have been completed. To Seller’s knowledge and except as disclosed in writing to Buyer, there is no existing breach or default by the landlord or by any tenant under the Leases and the tenants have no defenses, claims or demands against the landlord, under the Leases or otherwise, which can be offset against rents or other charges due or to become due under the Leases. Except as indicated on the rent roll, to Seller’s knowledge, no money is owed to any tenant for improvements or otherwise under the Leases and no improvement, moving, relocation or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases. Except in connection with the Loan, Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder.

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8.1.5 To Seller’s knowledge, Seller has received no written, oral or electronic notice, citation or other claim alleging any violation of any law, statute, rule, regulation, ordinance, covenant, condition or restriction applicable to Seller or the Real Property and the Approvals have been duly and validly issued, are in full force and effect, and, to Seller’s knowledge, are all of the certificates, permits, licenses and approvals that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied. To Seller’s knowledge, Seller has fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals.

8.1.6 To Seller’s knowledge, no Hazardous Substances are present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, and, to Seller’s knowledge, there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property. To Seller’s knowledge, Seller has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances. To Seller’s knowledge, no underground storage tanks of any kind are located in the Real Property. To Seller’s knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws. To Seller’s knowledge, neither Seller nor any person using or occupying the Real Property or any part thereof is violating any Environmental Laws. To Seller’s knowledge, Seller has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, Seller is in material compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect. Except as set forth in any environmental assessment reports in Seller’s possession or available to Seller and delivered to Buyer or as otherwise disclosed in writing to Buyer, to Seller’s knowledge no written, oral or electronic claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or is being threatened or contemplated by any person.

8.1.7 There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or, or to Seller’s knowledge, threatened or being contemplated against or involving Seller relating to the Real Property, or any part thereof and, to Seller’s knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation which would adversely affect the Property. To Seller’s knowledge, there is no land use or zoning action, or special assessment action, or condemnation or eminent domain action pending with respect to the Real Property.

8.1.8 To Seller’s knowledge, Seller has received no written notice that any water, sewer, gas, electric, steam, telephone and drainage facilities or other utilities presently available to the Property are subject to termination, restriction, or moratorium.

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8.1.9 Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

8.1.10 No withholding of tax will be required with respect to the sale of the Property by Seller.

8.1.11 Seller is a single purpose entity, has not made a general assignment for the benefit of its creditors, and is not a party to any bankruptcy proceedings.

8.1.12 Except for CB Richard Ellis (“Seller’s Broker”), Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

8.1.13 [Intentionally omitted.]

8.1.14 Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transaction contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transaction contemplated herein, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.

8.1.15 Seller has not sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.

8.1.16 [Intentionally omitted.]

8.2 Buyer’s Representations and Warranties. The representations, warranties, and covenants of Buyer in this Section 8.2 are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations, warranties, and covenants of Buyer. Such representations, warranties, and covenants shall survive the Closing. Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing as follows:

8.2.1 Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.

8.2.2 Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated

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hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.

8.2.3 None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by law or that the transaction contemplated herein or this Agreement is or will be in violation of law.

8.2.4 Except for Seller’s Broker, whose commission or fee shall be paid by Seller pursuant to a separate written agreement between Seller and Seller’s Broker, Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the purchase of the Property from Seller or this Agreement.

8.2.5 Buyer is a sophisticated buyer of real estate that specializes in the investment in and ownership and operation of income producing commercial real estate in geographically diverse markets. As such, it is a sophisticated real estate owner, investor, and manager with particular experience in the acquisition, ownership, and operations of properties similar to the Property. Buyer further warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the Property and to assess fully all issues pertaining to title to the Property, the assumption by Buyer of the Leases and the Contracts, the value of the Property, the ability of Buyer to obtain financing, the physical and environmental condition of the Property, and the compliance of the Property and the operation thereof with all applicable laws, rules, and regulations of any and all governmental agencies having jurisdiction with respect thereto, and the past and future economic performance of the Property. Accordingly, Buyer warrants and represents that except for the express warranties, representations and covenants contained in this Agreement or in the Closing Documents executed and delivered by Seller at Closing, Buyer has not relied and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished on behalf of Seller or any of its employees, affiliates, agents, Seller’s property manager, investment advisor, consultants, contractors, or others, but is relying solely upon its own investigations, assessments, and evaluations, and those of its own employees, agents, independent contractors, consultants, investment advisors and other experts with whom it is dealing in connection with the transactions contemplated by this Agreement.

9. COVENANTS.

9.1 Seller. Seller covenants and agrees with Buyer as follows:

9.1.1 Between the date of this Agreement and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect without the prior approval of Buyer, which approval may be withheld in the sole and absolute discretion of Buyer; provided, however, that any Leases which are either executed or renewed on a month-to-month basis and which are consistent with the current leasing practices of Seller, including,

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without limitation, current rental rates, shall be deemed to be automatically approved by Buyer. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with the manner in which Seller has operated and maintained the Property prior to the date of this Agreement. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller; (iv) fail to keep the Loan current and free from default; or (v) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property in accordance with Seller’s existing insurance program, shall comply with the Approvals and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property, shall use commercially reasonable efforts to keep the Leases, the Contracts and the Approvals in force, promptly give Buyer copies of all material notices received by Seller asserting any breach or default under the Leases or the Contracts or any violation of the Approvals or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and shall perform when due all of Seller’s obligations under the Leases, the Contracts and the Approvals in accordance with the Leases, the Contracts and the Approvals and all applicable laws in all material respects.

9.1.2 Between the date of this Agreement and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in violation of applicable laws in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances in violation of applicable laws into any air, soil, surface water or groundwater comprising the Real Property, and shall use commercially reasonable efforts to prevent third parties using or occupying the Real Property or any part thereof to do any of the foregoing. Between the date of this Agreement and the Closing Date, Seller shall comply with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon, and shall not knowingly permit any persons using or occupying the Real Property thereof to fail to comply with Environmental Laws applicable thereto. Between the date of this Agreement and the Closing Date, and promptly after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer. Seller shall promptly furnish to Buyer copies of all written communications given or received by Seller that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred in, on or under the Real Property.

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9.1.3 All representations and warranties made by Seller in Section 8.1 above shall survive the Closing. Seller shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in Section 8.1 above to be true and correct on and as of the Closing Date. Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 8.1 above was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such representation or warranty.

9.1.4 Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, the Contracts or the Approvals before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under the Leases, the Contracts or the Approvals that occurs before the Closing Date, or any condition, event or circumstance relating to the Real Property that existed or occurred before the Closing Date, or any third party claim for personal injury or property damage occurring in, on or about the Real Property before the Closing Date.

9.1.5 [Intentionally omitted.]

9.1.6 Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Real Property, the Leases, the Personal Property, the Contracts or the Approvals, or any part thereof or interest therein provided, however, that subject to prior written notice to, and prior written approval by, Buyer, Seller may sell, convey, assign, transfer, encumber or otherwise dispose of Personal Property or Contracts in the ordinary course of its business.

9.1.7 Seller shall pay all commissions, fees and expenses due to Seller’s Broker in respect of the sale of the Property to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby.

9.1.8 Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Delaware during the period commencing on the date of this Agreement and ending on December 31, 2012; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the later to occur of (a) December 31, 2013, or (b) the date such claim has been resolved.

9.1.9 Seller shall cooperate with Buyer in connection with obtaining Lender’s consent to the Assumption; provided, however, that Buyer shall be responsible for paying all costs, fees, and expenses imposed by Lender in connection with the Assumption.

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The indemnification obligations of Seller set forth in this Section 9.1 shall survive the Closing or the termination of this Agreement for any reason.

9.2 Buyer. Buyer covenants and agrees with Seller as follows:

9.2.1 All representations and warranties made by Buyer in Section 8.2 above shall survive the Closing. Buyer shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 8.2 above to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 8.2 above was untrue or incorrect in any material respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

9.2.2 Subject to Seller’s representations, warranties and covenants set forth in Section 8.1 above above, Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases, the Contracts or the Approvals arising or accruing on or after the Closing Date, or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Leases, the Contracts or the Approvals that occurs on or after the Closing Date, or any condition, event or circumstance relating to the Real Property that occurs on or after the Closing Date, or any third party claim for personal injury or property damage occurring in, on or about the Real Property on or after the Closing Date.

9.2.3 Except with respect to Seller’s Broker, Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer in connection with this Agreement or the consummation of the transaction contemplated hereby.

The indemnification obligations of Buyer set forth in this Section 9.12 shall survive the Closing or the termination of this Agreement for any reason.

10. ADJUSTMENTS AND PRORATIONS.

10.1 Generally. All taxes (including personal property taxes on the Personal Property), including, without limitation, real estate taxes and personal property taxes, collected rents, laundry income, parking income, furniture rental, charges for utilities, including water, sewer, gas, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, interest on the Loan, payments under the Contracts which Buyer assumes at Closing, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes or assessments is not known or

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cannot be reasonably estimated on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. Any additional taxes relating to the year of Closing or future years arising out of a change in the use of the Real Property by Buyer shall be assumed by Buyer effective as of Closing and paid by Buyer when due and payable, and Buyer shall indemnify, defend, and hold Seller harmless for, from, and against any and all such taxes, which indemnification obligation shall survive the Closing. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this Section 10.1 shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Property, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer. The amount of any reserves, impositions, impounds, and escrowed funds (replacement, capital improvements, taxes, insurance and other) held by Lender, the beneficial ownership of which is assigned to Buyer at Closing in the Assumption Documents, will be credited to Seller.

10.2 Rental Income. Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Closing Date. Non-delinquent rents shall be prorated to the Closing Date. Rents delinquent as of the Closing Date, but collected later, shall be prorated as of the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty-one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing.

10.3 Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Close of Escrow are discovered subsequent to the Close of Escrow, then such items shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed; provided, however, that all final prorations shall be made within one hundred twenty (120) days after Closing, except post-closing adjustments for Real Property and Personal Property taxes which shall be made within ten (10) days after written demand therefor is made by either party hereto to the other party with a copy of the actual tax bills attached.

10.4 Rent Ready Adjustments. Not more than five (5) days prior to Close of Escrow, a representative of Buyer and Seller shall conduct an onsite walk-through of the then-

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unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Close of Escrow, Seller shall, at Seller’s option, either (i) make such unoccupied rental unit into a “rent ready” condition, or (ii) provide Buyer with a credit against the Purchase Price due at Closing, which credit shall be equal to the amount (to be reasonably estimated by Buyer), if any, reasonably required to put the unoccupied rental units in “rent-ready” condition; provided, however, that such credit shall not exceed Seven Hundred Fifty Dollars ($750.00) per unoccupied rental unit for a maximum of fifty (50) units. With respect to any rental unit that is vacated later than five (5) days prior to Close of Escrow, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not be required to compensate Buyer if such unit is not “rent ready” condition as of Close of Escrow. As used herein, “rent ready condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.

11. CLOSING DOCUMENTS

11.1 Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following documents:

11.1.1 Deed. A special warranty deed with respect to the Real Property in the form of attached Exhibit “D” (the “Deed”), subject only to the Permitted Exceptions;

11.1.2 Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“General Assignment”);

11.1.3 Bill of Sale. A bill of sale and general assignment in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and the Intangible Property;

11.1.4 Non-Foreign Certificate. A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”; and

11.1.5 Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”, as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law.

11.1.6 Assignment and Assumption of Loan. The Assumption Documents.

11.2 Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall pay to Seller the full amount of the Purchase Price in the manner described in Section 3 and shall execute and deliver to Escrow Holder prior to Closing the General Assignment, the Tenant Notices, and the Assumption Documents. Buyer shall send fully executed Tenant Notices to each Tenant within ten (10) days after Closing, which obligation shall expressly survive Closing.

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11.3 Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request. Each party shall deliver any additional documents that the other party or Escrow Holder may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, that no such additional document shall expand any obligation, covenant, representation or warranty of such party or result in any new or additional obligation, covenant, representation or warranty of such party under this Agreement beyond those expressly set forth in this Agreement).

11.4 Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 11 shall hereinafter be referred to as “Closing Documents”.

12. COSTS. Seller shall pay the cost of the documentary stamp tax for recordation of the Deed and the base premium of a standard ALTA Owner’s Policy of Title Insurance and any endorsements to the title policy (to the extent that such endorsements are necessary to cure any Title Objections). Buyer shall pay all costs associated with the Assumption of the Loan, including the mortgage tax for recordation of the Assumption Documents, if any; the incremental cost for extended ALTA title insurance coverage, if desired, and the cost of any endorsements to the title policy (if requested by Buyer), including the costs to modify the survey exception, other than those necessary to cure any Title Objections; the fees, costs and premiums for any endorsements to the loan policy of title insurance, or for a new loan policy of title insurance if so required by Lender; recording fees for the Deed and any other instruments required to be recorded at Closing (other than the documentary stamp tax for recordation of the Deed); any transfer or assignment fees on transferable Approvals and Contracts; and the cost of any updated survey, if desired. Seller and Buyer shall each pay one-half (1/2) of Escrow Holder’s escrow fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services). Each party shall pay its own attorney’s fees.

13. CASUALTY OR CONDEMNATION. If, before the Closing Date, the improvements on the Real Property are damaged by any casualty and such damage is “material,” as hereinafter defined, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives written notice of the cost to repair the casualty to Buyer, to terminate this Agreement, in which event the Deposit, less the Independent Contract Consideration, shall be returned to Buyer, and this Agreement shall be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination. If Buyer does not elect to terminate this Agreement within thirty (30) days after Seller sends Buyer written notice of the cost to repair the material damage, then Buyer shall be deemed to have elected to proceed with Closing, in which event upon the mutual agreement of the parties Seller will either (i) perform any necessary repairs at Seller’s expense, or (ii) assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any

21

property insurance policies relating to the portion of the improvements in question; provided, however, if the parties are unable to reach agreement within ten (10) days after the expiration of the aforementioned thirty (30)-day period, the parties conclusively will be deemed to have elected to proceed pursuant to clause (ii) above. For purposes of this Section 13, “material” damage refers to loss or damage to the improvements or any portion thereof such that the cost of repairing or restoring the portion of the improvements in question to a condition substantially identical to that prior to the event of damage would be, in the opinion of a contractor selected by Seller and reasonably approved by Buyer, equal to or greater than $200,000.00. If Buyer does not give notice to Seller of Buyer’s reasons for disapproving a contractor within three (3) business days after receipt of notice of the proposed contractor, Buyer shall be deemed to have approved the contractor selected by Seller. If, before the Closing Date, the improvements on the Real Property are damaged by any casualty, but such damage is not “material,” then this Agreement shall remain in full force and effect, provided that upon the mutual agreement of the parties Seller will either (.1) perform any necessary repairs at Seller’s expense, or (.2) assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any property insurance policies relating to the improvements in question; provided, however, that if the parties are unable to reach mutual agreement within ten (10) days after Seller gives Buyer notice of such casualty, the parties conclusively will be deemed to have elected to proceed pursuant to clause (.2) above. If the parties elect to assign a property insurance claim to Buyer, the Purchase Price shall be reduced by an amount equal to the uninsured damage, including the deductible under Seller’s insurance policy. Seller shall give notice to Buyer promptly after the occurrence of any damage to the improvements on the Real Property by any casualty. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 13 and the initial period of thirty (30) days described in this Section 13 for Buyer to elect to terminate this Agreement has expired. In the event that Seller and Buyer agree for Seller to perform repairs upon the improvements, Seller shall use its commercially reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs.

If, before the Closing Date, action is initiated to take all or any portion of the Real Property by eminent domain proceedings or by deed in lieu thereof, Seller shall notify Buyer thereof in writing. Thereafter, Buyer may either (i) terminate this Agreement by delivering written notice to Seller within thirty (30) days after receipt of Seller’s notice, in which event the Deposit, less the Independent Contract Consideration, shall be returned to Buyer, and this Agreement shall be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination, or (ii) consummate the Closing, in which event Seller shall assign any award payable by the condemning authority on account thereof to Buyer and the transactions contemplated hereunder will be consummated without reduction in the Purchase Price. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this paragraph and the initial period of thirty (30) days described in this paragraph for Buyer to elect to terminate this Agreement has expired.

14. ATTORNEYS’ FEES. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs.

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15. ASSIGNMENT. Buyer shall have the right, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to any person or entity designated by Buyer in such notice, provided the assignee must assume all obligations of Buyer hereunder pursuant to a written assignment and assumption agreement and a copy of the fully executed written assignment and assumption agreement must be delivered to Seller at least two (2) business days prior to Closing. Notwithstanding any such assignment, Buyer will remain primarily liable for performance of Buyer’s obligations hereunder.

16. WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

17. GOVERNING LAW; TIME. This Agreement shall be construed under the laws of the State of Oklahoma. As used in this Agreement, the term “business days” shall mean all days other than Saturdays, Sundays, national holidays, and holidays observed in California or in the state in which the Real Property is located, or both. All periods of time referred to in this Agreement shall include all business and non-business days unless such period of time specifies business days; provided, however, that if the date or last date to perform any act or give a notice with respect to the Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day. Time is of the essence in this Agreement.

18. NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	WC/TP Spring Creek, LLC 8111 Preston Rd., Suite 320 Dallas, TX 75225 Attn: Jack Wensinger, Manager Fax No.: (214) 373-3804 Telephone No.: (214) 373-3193 Email: jack@willmax.net

With a copy to:	Thackeray Partners 5207 McKinney Avenue, Suite 200 Dallas, Texas 75205 Attn: Mr. Ryan Thornton Fax No.: (214) 360-7831 Telephone No.: (214) 360-7861 Email: rt@thackeraypartners.com

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and to: Terry Letteer, Esq. Whaley, Letteer & Mock, P.C. 13760 Noel Road, Suite 840 Dallas, Texas 75240 Fax No.: (972) 488-2899 Telephone No.: (972) 488-9899 Email: tletteer@wlmattys.com

To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman, Suite 500 Irvine, California 92612 Attn: Ana Marie del Rio, Esq. Fax No.: (949) 852-0143 Telephone No.: (949) 852-0700

With a copy to:

Garrett DeFrenza Stiepel LLP

695 Town Center Drive, Suite 500

Costa Mesa, California 92626

Attn: Marcello F. De Frenza, Esq.

Fax No.: (714) 384-4320

Telephone No.: (714) 384-4300

(On or before March 9, 2012)

Garrett DeFrenza Stiepel LLP

3200 Bristol Street, Suite 850

Costa Mesa, California 92626

Attn: Marcello F. De Frenza, Esq.

Fax No.: (714) 384-4320

Telephone No.: (714) 384-4300

(After March 9, 2012)

19. ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

20. COUNTERPARTS; COPIES. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

21. AUTHORITY. The parties hereto represent and warrant that the individuals executing this Agreement on behalf of each party hereto have the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.

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22. RECORD ACCESS AND RETENTION.

22.1 Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including, without limitation, income and balance sheet data for the Property, whether required before or after the Closing. Without limiting the foregoing and at no cost to Seller, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section 22.1 shall be an on-going condition to Closing for Buyer’s benefit until Close of Escrow. Seller shall maintain its records for use under this Section 22.1 for a period of not less than one (1) year after the Closing Date. The provisions of this Section 22.1 shall survive Closing.

23. CONTRACT CONSIDERATION. Buyer shall deliver to Escrow Holder, in addition to and as part of Buyer’s delivery to Escrow Holder of the Initial Deposit, the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (“Independent Contract Consideration”). Escrow Holder shall deliver the Independent Contract Consideration to Seller immediately following receipt from Buyer without the need for further instruction from the parties. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligations to deliver the Independent Contract Consideration to Seller and the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution and delivery of this Agreement, including without limitation, Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.

24. CONFIDENTIALITY. Until Closing, Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller, its business or the Property that is not otherwise available to the public, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Buyer may disclose such data and information to Buyer’s third party consultants, members, directors, officers, employees, legal counsel, accountants, investors and prospective lenders, to any public agency or governmental regulatory body, or as otherwise required by law or judicial order. In the event this Agreement is terminated

25

or Buyer fails to perform hereunder, Buyer shall promptly return to Seller or destroy any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. This Section 24 shall survive Closing or earlier termination of this Agreement.

25. DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every covenant on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated, or by their nature are intended, to survive Closing. The covenants of this Agreement that cannot be performed before termination of this Agreement or before Closing will survive termination of this Agreement or Closing, and the legal doctrine of merger will not apply to these matters. Notwithstanding the foregoing, nothing in this Section 25 shall be deemed to limit Buyer’s remedies with respect to any breach of any representation, warranty or covenant made by Seller herein as of the Closing to the extent that such breach is not actually known to Buyer as of the Closing Date.

26. EXCULPATION OF SELLER AND RELATED PARTIES. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents, instruments, or agreements executed and delivered in connection herewith (collectively, including this Agreement, said exhibits and any such document, instrument, and agreement, the “Purchase Documents”), it is expressly understood and agreed by and between the parties hereto that: (.1) the recourse of Buyer or its successors or assigns against Seller with respect to any alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents (collectively, “Seller’s Undertakings”) shall not survive Closing beyond December 31, 2012; and (.2) no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Seller’s affiliates, or against any of Seller’s or its affiliates’ respective shareholders, directors, officers, managers, employees, agents, advisors, constituent partners, members, beneficiaries, trustees or representatives, except to the extent that any proceeds from this transaction were distributed or paid to the same. Notwithstanding anything contained herein to the contrary, after Closing, the maximum aggregate liability of Seller for Seller’s breaches of Seller’s Undertakings shall not exceed the aggregate sum of $500,000.00.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

26

Seller Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions

dated December 9, 2011 between WC/TP Spring Creek, LLC

and Steadfast Asset Holdings, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

SELLER:

WC/TP SPRING CREEK, LLC, a Delaware limited liability company

By:	WILLMAX SPRING CREEK LLC, a Texas limited liability company, its manager

	By:	/s/ John A.Wensinger
	Name:	John A. Wensinger
	Its:	Manager

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)

On December 12, 2011, before me, LAURA SAMFORD, a Notary Public personally appeared John A. Wensinger, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Laura Samford Notary Public

Buyer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions

dated December 9, 2011 between WC/TP Spring Creek, LLC

and Steadfast Asset Holdings, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

BUYER:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Its:	President

STATE OF California	)
	)	ss.
COUNTY OF Orange	)

On December 12, 2011, before me, MONA SALAMA, a Notary Public personally appeared RODNEY F. EMERY, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Mona Salama Notary Public	(SEAL)

Escrow Officer Signature Page for Purchase and Sale Agreement and Joint Escrow

Instructions dated December 9, 2011 between WC/TP Spring Creek, LLC and Steadfast Asset Holdings, Inc.

THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF DECEMBER 13 2011, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.

FIRST AMERICAN TITLE

By:	/s/ Kathleen Huntsman
Kathleen Huntsman Escrow Officer

EXHIBIT “A”

Description of Real Property

A tract of land in the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of Section Thirty–Six (36), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southwest corner of the SE/4 of the SW/4 of said Section 36;

THENCE North 89°39'15" East, along the South line of said SE/4 of the SW/4, a distance of 164.42 feet to a point, said point being the POINT OF BEGINNING;

THENCE North 89°39'15" East, along the said south line of said SE/4 of the SW/4 a distance of 1150.94 feet to a point (being the Southeast corner of said SE/4 of the SW/4);

THENCE North 00°20'24" West a distance of 706.36 feet to a point, said point being in the South line of Lot 2, Block 4, BRENTWOOD ADDITION;

THENCE South 89°39'41" West a distance of 95.51 feet to a point, said point being the Southwest corner of said Lot 2, Block 4;

THENCE North 12°54'26" West a distance of 78.60 feet to a point, said point being the Southeast corner of Lot 16 Block 6, BRENTWOOD 3RD ADDITION;

THENCE North 87°26'08" West a distance of 135.77 feet to a point;

THENCE South 45°27'41" West a distance of 255.00 feet to a point;

THENCE South 56°36'43" West a distance of 125.12 feet to a point, said point being the Southeast corner of Lot 8, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 63°16'39" West a distance of 260.45 feet to a point;

THENCE South 00°08'02" West a distance of 51.59 feet to a point;

THENCE South 58°03'08" West a distance of 211.82 feet to a point;

THENCE North 58°19'11" West a distance of 211.82 feet to a point, said point being the Southwest corner of Lot 2, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 2°52'06" West a distance of 385.17 feet to a point, said point being the POINT OR PLACE OF BEGINNING.

EXHIBIT “A”

EXHIBIT “B”

Personal Property Description

[Subject to Seller confirmation.]

Spring Creek Inventory

September 14, 2011

Fitness Center	Bathrooms

2 trash cans

1 fan

1 stereo

5 medicine balls- (2) 8lbs, (1) 4lb, (1) 6lb, (1) 12lb

2 fitness balls- (1)75cm. (1) 55cm

2 towel racks

1 magazine rack

3 elipticals

3 treadmills

1 clock

1 Sony Flat Screen 55 inch

1 water machine ozarka

1 Styrofoam roll

2 chairs

1 basket

1 bench press

1 multi exercise machine

Free Weight rack with the following free weights:

(3) 10lbs, l5lb- (2) 5lbs, 25lbs, 20lbs, 30lbs, 35lbs, 40lbs, 45lbs, 50lbs

Mens:

1 Vacuum

1 Mirror

1 Flower Vase

1 Trash Can

1 Flower Portrait

1 Toilet Brush

3 mats

Womens:

2 mats

1 toilet brush

1 trash can

1 flower portrait

1 broom

2 mirrors

1 star decor

Paper towel dispenser

EXHIBIT “B”

Spring Creek Inventory

September 14, 2011

Kitchen	Leasing Office

1 rug

1 Coffee Pot

1 hanging decor

1 Paper towel rack

1 trash can

1 microwave

1 dishwasher

1 stove

1 refrigerator

1 coffee maker thermal coffeemate

1 napkin holder

13 piece sugar caddy

Everyday kitchen supplies and coffee supplies.

Business Center

1lg wood conference table

4 leather chairs

Rug, flower vase, hanging wall decor, and large decorative mirror

Large wood end table w/ decorative lamp

2 metal dvd racks with approximately 70 dvds

2 hanging candle decor

4 pictures

2 ceiling fans

2 office chairs (leather)

4 Desk chairs

2 lounging chairs

2 small end tables

3 decor vases

3 rugs

2 mats

1 clock

7 frames

2 desks

2 filing cabinets wood

2 telephones

1 computer and hp printer

1 mini e-machine laptop

Everyday office supplies and desk organizers

EXHIBIT “B”

Spring Creek Inventory

September 14, 2011

Copy Room

Wood end table

24 slot plastic filers

Wood printer table

Sharp mx-b401 copier/scanner

12 drawer filing wood cabinet

Fax machine brother

2 large black metal filing cabinet with 4 drawers

2 Hp printers

2 wood chest cabinet with 4 shelves

Small glass and metal laptop desk and chair

Brother printer

Toshiba laptop

2 make ready boards

Flower pot

Hanging coat mirror

1 rug

Managers Office

22 drawer roller wood cabinets

Paper shredder

3 shelf metal wall file hanger

Decorative lamp

2 desks w 1 drawer

2 computers

2 telephones

Hp laser jet printer

2 canon 10 key

122 inch Samsung flat screen

2 leather office chairs

11g wood 4 drawer 2 shelf cabinet

2 trash cans

2 metal dvd racks

1 wood & leather guest chairs

2 rollaway computer tower holders

Everyday office supplies such as staplers, hole punchers, pens, etc.

EXHIBIT “B”

Spring Creek Inventory

September 14, 2011

Maintenance

1 ace sump pump w/ hose

6 gallon portercable air compressor

1 ilco key machine

1 shop grinder

1 k-50 snake machine w/ line

1 husgvarna backpack leaf blower

1 homelite chain saw

Hatachi miter saw

Rigid jigsaw

Skil Electric planer

Inficon gas mate detector

Aw Sperry electric meter

Inficon vortex recovery machine

JB vacuum pump

20- Small portable heaters

Alum shop vac

14 v dewalt drill

1 spraytech paint rig

Acoustic Hopper

1 Elect heat gun

JB Manifold gauge

Portable atomizer

Small engraver

Hand toilet auger

Paslode nail gun

Porter cable sophet gun

Rotozip saw

2 recovery tanks r-22

Electric belt sauder

Spray gun extension pole

Ace tool box w/ misc sockets

Red 10’ step ladder

Red 8’ step ladder

40 ft alum ladder

Misc yard tools

Appliance dolly

2 fold out tables

2 ez 60 golf carts with chargers

3 club golf carts w chargers

2 Rigid carpet air movers

1 Milwaukee saw saw

1 Dewalt disc grinder

EXHIBIT “B”

Spring Creek Inventory

September 14, 2011

Pool Furniture

3 Large tables

5 Small Tables

2 Umbrellas

15 Chairs

18 Lounge chairs

1 Trash can

2 Cigarette buckets

5 Cement flower pots

1 Water hose caddy

1 Net

2 Safety poles

1 Hayward 1  1/2 pool pump

1 Bed Model

1 Couch

1 Chair

1 Coffee table

1 End table

1 Entry way table

1 Kitchen table w/4 chairs

1 Full size bed/ frame/bed set

1 Dresser/mirror

1 Night stand

4 Lamps

6 Frame pictures

Kitchen accessories

Bathroom accessories

1 Candle arrangement

1 Samsung front load w/d set

Misc decorations

Appliances

252 Stainless refrigerators

252 Hot point microwaves

252 Hot point dishwashers

252 Hot point gas ranges

EXHIBIT “B”

Spring Creek Inventory

September 14, 2011

2 Bedroom model

1 Queen bed/frame/bed set

1 Full bed/frame/bed set

1 Dresser/mirror

1 Chest

2 night stands

1 Love seat

1 Lounge chair

1 Coffee table

1 end table

1 entry table

1 kitchen table/4 chairs

1 kitchen bar table/2 stools

3 lamps

Bathroom accessories

Kitchen accessories

10 framed pictures

Misc decorations

EXHIBIT “B”

EXHIBIT “C”

Due Diligence Documents

[Subject to Seller confirmation.]

CONSTRUCTION / REHABILITATION
1
2
3	Current capital improvements and schedule over past 3 years.
4	Warranties in effect (roof)
5	Copies of all Licenses and Permits, including Business License (with expiration date & annual costs) and Building Permits (with placed in service date(s))
6	Certificate(s) of Occupancy
7
8	Copies of all Governmental correspondence or notices pertaining to the property including but not limited to Building Code, Health Code, Zoning and Fire Code
9
FINANCIAL
1	Monthly Operating Statements, YTD and 3-yr historical; cash flow statements, income statements
2	Operating Budget. (current year and/or next available)
3	Year-End Financial Statements for 2009 and 2010
4	All mortgages, loan docs, bond doc, regulatory agreements and all other documents pertaining to any current financing on the property which would be assumed by Buyer at closing
5	Property Tax Bills & Assessments for current and past 3-yrs (including special assessments or districts & appeals); any Notices of Delinquency
6
7	Type of Accounting Software: rentmanager
8	Utilities:
a. Utility Bills (monthly for past calendar year & YTD) - for any master-metered utility expenses & residential unit utilities paid by property: except for a representative sample of utility bills, which sample shall be delivered to Buyer upon request, available on site.
b. List of which utilities are paid by Resident & Owner
c. List of account numbers for any utility accounts
d. Schedule of meters and required deposits (gas, electric, telephone, water)
9	List of existing payables (current & past 30 days, with updates through closing)
10	Other

1
2
3
4
5
6
MANAGEMENT/LEASING/OPERATIONS

EXHIBIT “C”

1	Monthly Rent Rolls, YTD & for previous year (showing, sq ft, mo. rent, deposits, financial concessions, other concessions, lease term, and such other information as Buyer may require)
2	Security Deposit/Resident Ledgers
3	Market Rent Survey (if available, comparison of subject w/other properties)
4	Occupancy History (monthly YTD & past 3 years)
5	Leases for all tenants and all available tenant correspondence files (including amendments/letters/agreements): except for the Lease Selections as identified in Item 10 under “Capital Source-Specific Information: REIT” below, which Lease Selections shall be delivered to Buyer upon request, available on site.
6	Form of Lease (with all addendums)
7
8	Aged Delinquency Report (showing total rent outstanding) and status of all files placed for eviction or collection
9
10	Copies of all operating & management service contracts, including but not limited to:
a.
b. Landscaping
c.
d. Janitorial Services
e. Security
f. Equipment Leases (such as copier, etc.)
g. Trash
h. Pest Control
i.
j. Cable/TV (if none, please indicate in writing)
k. Advertising
l. Fire Extinguisher
m.
n.
o.
p. Phone (including any cell phones or pagers for staff)
q. Property Management Agreement; indicate whether entity is related party for disclosure purposes
r. Other
11	Inventory of Personal Property and Supplies Inventory to be included in sale
12	Current Staff Information (employees, titles, hire dates, salary, unit information)
13
14	Property Brochure
15	Operations & Maintenance Manuals (if any available on site, please indicate) Available on site.
16	Other
PHYSICAL ITEMS
1
2	Unit Floor Plans (w/sq. footage)
3	Property Information (including number of pools, spas, dumpsters (with size), year built)
4	Property Photos (including aerial photos if available)
5	Model Units, if any (apt. #, bedrooms, rent loss)
6	Building (# of bldgs., storage units, laundry rooms)
7	Parking (carport, garages, or open spaces & number of each type)
8	Insurance

EXHIBIT “C”

a. Certificates
b.
c. Loss runs (YTD and last 2-yrs)
d. Invoices & premium amount(s) for prior year & YTD, along with payment support (check copies)
9	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
10	Other
THIRD PARTY REPORTS
1	All existing reports, including but not limited to the following to the extent they exist:
2	a. Soils or Geotechnical Report
3	b. Phase I Environmental Report
4	c. Property Condition Report
5	d. Lead-Based Paint Report
6	e. Mold Report
7	f. Asbestos Report
8	g. O & M Plan (if any)
9	h. Engineering study or inspection
10	i. Termite
11	j. Radon
12	k. Appraisal (if dated w/n 24 months)
13	l. Existing Survey, pursuant to Section 7.3.2
14	Other
TITLE AND OTHER
1	Title Insurance Commitment and all recorded documents referenced therein.
2
3	Hazard Zone Designations as indicated on the existing survey: Flood
4	Disclosure of any legal matters affecting the property or collection of rents or deposits; information on any pending litigation
5	Agreements, bonds affecting property (to the extent they exist)
6	City or County Development Agreements (to the extent they exist)
7

CAPITAL SOURCE - SPECIFIC INFORMATION: REIT
1	REIT Property Services Questionnaire
2	Trial balance: Prior year & most recent quarter-end and YTD of current year
3	General Ledgers: Prior year & most recent quarter-end and YTD of current year
4	Cash Disbursement Journal: Prior year & most recent quarter-end and YTD of current year
5	Monthly Bank Statements & Reconciliations: Prior year end & most recent quarter-end and YTD of current year
6	Check Register: Monthly for most recent quarter-end and YTD of current year
7	AP Aging Detail: Year-end prior year & most recent quarter-end and YTD of current year
8	Invoices & Payment Support: Access to a reasonable number of invoices and payment support detail for prior year & most recent quarter-end and YTD of current year (selections made by auditors)
9	Payroll Selections & Support: 2-mos of third-party prepared payroll register selections (made by auditors) and detail support to include the inputs to the amounts, such as timecards, reimbursement calculations, agreements or contracts, etc., as necessary, to support and recalculate the payroll amounts in the financial statements.
10	Lease Selections: 25 selections (made by auditors) with copies of back-up for rents received, for both tenant portion and any housing authority portion paid.

EXHIBIT “C”

EXHIBIT “D”

Form of Deed

After recordation, return to:

Steadfast Asset Holdings, Inc.

18100 Von Karman, Suite 500

Irvine, California 92612

Attn: Ana Marie del Rio, Esq.

Space Reserved For Recording

Information

Special Warranty Deed

WC/TP SPRING CREEK, LLC, a Delaware limited liability company (the “Grantor”), having a mailing address of 8111 Preston Road, Suite 320, Dallas, Texas 75225, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell and convey unto         , a              (the “Grantee”), having a mailing address of 18100 Von Karman, Suite 500, Irvine, California 92612, the real property and improvements described on Exhibit A attached hereto and made a part hereof, commonly known as Spring Creek Apartments, together with improvements and appurtenances, if any (the “Property”) SUBJECT TO the matters set forth on Exhibit B attached hereto and made a part hereof, and warrants, and shall defend, the title to the same against any and all acts, conveyances, liens and encumbrances affecting such property made or suffered to be made by, through, or under Grantor, but not otherwise.

TO HAVE AND TO HOLD the Property unto the Grantee, and Grantee’s successors and assigns forever.

EXECUTED the     day of         , 20    .

GRANTOR:	WC/TP SPRING CREEK, LLC,
a Delaware limited liability company

	By:	WILLMAX SPRING CREEK LLC,
a Texas limited liability company,
its manager

John A. Wensinger, Manager

EXHIBIT “D”

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

Subscribed and sworn to before me this     day of             , 20    , by John A. Wensinger, as Manager of WILLMAX SPRING CREEK LLC, a Texas limited liability company, in its capacity as Manager of WC/TP SPRING CREEK, LLC, a Delaware limited liability company.

Notary
My commission expires:

EXHIBIT “D”

EXHIBIT A

(Legal Description)

A tract of land in the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of Section Thirty-Six (36), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southwest corner of the SE/4 of the SW/4 of said Section 36;

THENCE North 89°39'15" East, along the South line of said SE/4 of the SW/4, a distance of 164.42 feet to a point, said point being the POINT OF BEGINNING;

THENCE North 89°39'15" East, along the said south line of said SE/4 of the SW/4 a distance of 1150.94 feet to a point (being the Southeast corner of said SE/4 of the SW/4);

THENCE North 00°20'24" West a distance of 706.36 feet to a point, said point being in the South line of Lot 2, Block 4, BRENTWOOD ADDITION;

THENCE South 89°39'41" West a distance of 95.51 feet to a point, said point being the Southwest corner of said Lot 2, Block 4;

THENCE North 12°54'26" West a distance of 78.60 feet to a point, said point being the Southeast corner of Lot 16 Block 6, BRENTWOOD 3RD ADDITION;

THENCE North 87°26'08" West a distance of 135.77 feet to a point;

THENCE South 45°27'41" West a distance of 255.00 feet to a point;

THENCE South 56°36'48" West a distance of 125.12 feet to a point, said point being the Southeast corner of Lot 8, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 63°16'39" West a distance of 260.45 feet to a point;

THENCE South 00°08'02" West a distance of 51.59 feet to a point;

THENCE South 58°03'08" West a distance of 211.82 feet to a point;

THENCE North 58°19'11" West a distance of 211.82 feet to a point said point being the Southwest corner of Lot 2, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 2°52'06" West a distance of 385.17 feet to a point, said point being the POINT OR PLACE OF BEGINNING.

EXHIBIT “D”

EXHIBIT B

1.	First priority mortgage encumbering the Property originally given to Holliday Fenoglio Fowler, L.P., as assigned to Holliday Fenoglio Fowler, L.P., as assigned to U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Commercial Mortgage Securities Corp., Multifamily Mortgage Pass-Through Certificates, Series 2011-K702, as recorded in Book 11562, Page 1719, securing a promissory note dated January 31, 2011 in the original principal amount of $14,100,000.00.

2.	(Additional Permitted Exceptions to be determined.)

EXHIBIT “D”

EXHIBIT “E”

Form of General Assignment

ASSIGNMENT AND ASSUMPTION

OF LEASES, CONTRACTS AND APPROVALS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the      day of             , 20    , by and between WC/TP SPRING CREEK, LLC, a Delaware limited liability company (“Assignor”), and                             , a(n)                              (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

a. All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Oklahoma, State of Oklahoma, more particularly described in Exhibit B attached hereto (“Property”), and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Leases.

b. To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

c. To the extent assignable, all right, title and interest of Assignor in and to those certain approvals, plans, studies and surveys set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”).

2. This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of December     , 2011, between Assignor and Assignee, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.

EXHIBIT “E”

3. Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.

4. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods prior to the date hereof. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods on or after the date hereof.

5. In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Oklahoma.

6. Notwithstanding anything to the contrary contained in this Assignment, it is expressly understood and agreed by and between the parties hereto that any liability of Assignor hereunder shall be limited as set forth in Section 26 of the Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:	ASSIGNEE:

WC/TP SPRING CREEK, LLC,	,
a Delaware limited liability company

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT “E”

Exhibit A	Leases
Exhibit B	Description of the Property
Exhibit C	Contracts
Exhibit D	Approvals

ACKNOWLEDGEMENTS ON NEXT PAGE

EXHIBIT “E”

STATE OF )
) ss.
COUNTY OF )

On                             , before me,                                         , a Notary Public personally appeared                                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(SEAL)

STATE OF )
) ss.
COUNTY OF )

On                             , before me,                                         , a Notary Public personally appeared                                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(SEAL)

EXHIBIT “E”

Exhibit A

Leases

[Current Rent Roll to be attached at Closing.]

EXHIBIT “E”

Exhibit B

Description of the Property

A tract of land in the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of Section Thirty-Six (36), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southwest corner of the SE/4 of the SW/4 of said Section 36;

THENCE North 89°39'15" East, along the South line of said SE/4 of the SW/4, a distance of 164.42 feet to a point, said point being the POINT OF BEGINNING;

THENCE North 89°39'15" East, along the said south line of said SE/4 of the SW/4 a distance of 1150.94 feet to a point (being the Southeast corner of said SE/4 of the SW/4);

THENCE North 00°20'24" West a distance of 706.36 feet to a point, said point being in the South line of Lot 2, Block 4, BRENTWOOD ADDITION;

THENCE South 89°39'41" West a distance of 95.51 feet to a point, said point being the Southwest corner of said Lot 2, Block 4;

THENCE North 12°54'26" West a distance of 78.60 feet to a point, said point being the Southeast corner of Lot 16 Block 6, BRENTWOOD 3RD ADDITION;

THENCE North 87°26'08" West a distance of 135.77 feet to a point;

THENCE South 45°27'41" West a distance of 255.00 feet to a point;

THENCE South 56°36'48" West a distance of 125.12 feet to a point, said point being the Southeast corner of Lot 8, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 63°16'39" West a distance of 260.45 feet to a point;

THENCE South 00°08'02" West a distance of 51.59 feet to a point;

THENCE South 58°03'08" West a distance of 211.82 feet to a point;

THENCE North 58°19'11" West a distance of 211.82 feet to a point, said point being the Southwest corner of Lot 2, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 2°52'06" West a distance of 385.17 feet to a point, said point being the POINT OR PLACE OF BEGINNING.

EXHIBIT “E”

Exhibit C

Contracts

[Subject to Seller confirmation.]

1.	Advertiser Agreement with Apartment Finder, dated August 1, 2011.

2.	Advertising Agreement with Apartment Guide, issued March 8, 2011.

3.	Internet Advertising Agreement with apartments.com, dated April 28, 2009.

4.	Purchase Order & Agreement with HandyTrac, dated January 26, 2008.

5.	Preventative Maintenance Plan with Hollywood Fitness Repair, LLC, dated March 9, 2010.

6.	Contract with J&A LawnCare, dated March 1, 2011.

7.	Exterior Emergency Telephone Services Agreement with Kings III Emergency Communications, dated June 9, 2006.

8.	Equipment Service Agreement with R.K. Black, Inc., dated November 20, 2009.

9.	Pest Management Service Plan – General Pest Control with Terminix, dated December 31, 2010.

10.	Termite Service Plan with Terminix, dated May 6, 2009.

11.	Panoak Natural Gas Purchase Agreement, dated February, 2010.

12.	Cox Preferred Digital Community Agreement, with CoxCom, Inc., dated February 15, 2008.

13.	Marketing Agreement, with CoxCom, Inc., dated February 15, 2008.

EXHIBIT “E”

Exhibit D

Approvals

The Approvals relating to the Property, as specifically listed on Exhibit C to the Purchase Agreement.

EXHIBIT “E”

EXHIBIT “F”

Form of Bill of Sale and General Assignment

BILL OF SALE AND GENERAL ASSIGNMENT

Know all men by these presents, that WC/TP SPRING CREEK, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to                                          (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as 777 E. 15th Street, located in the City of Edmond, County of Oklahoma and State of Oklahoma (“Property”), and more particularly described on Exhibit A attached hereto, and (ii) intangible personal property in connection with or arising out of the ownership of the Property, to the extent assignable.

Grantor warrants the right and title to the Property against all persons lawfully claiming by, under or through Grantor, but not otherwise, and is expressly subject to any loan secured by the Property assumed by Grantee, evidenced by that certain UCC-1 financing statement recorded in Book 11667, Page 990. Grantor specifically does not make any other express or implied warranty or representation with respect to the Property, including, but not limited to, fitness for any particular purpose; the design or condition of the Property; the quality or capacity of the Property; workmanship or compliance of the Property with the requirements of any law, rule, specification or contract relating thereto; patent infringement; or latent defect. Except as expressly stated herein, Grantee accepts the Property on an “AS IS, WHERE IS” basis.

This Bill of Sale is expressly subject to Section 26 of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of December     , 2011, between Grantor and Grantee.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and General Assignment as of the      day of             , 20    .

WC/TP SPRING CREEK, LLC, a Delaware limited liability company

By:
Name:
Its:

STATE OF	)
) ss.
COUNTY OF	)

EXHIBIT “F”

On                                                                                  , before me,                                         , a Notary Public personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(SEAL)

EXHIBIT “F”

Exhibit A

Legal Description

A tract of land in the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of Section Thirty-Six (36), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southwest corner of the SE/4 of the SW/4 of said Section 36;

THENCE North 89°39'15" East, along the South line of said SE/4 of the SW/4, a distance of 164.42 feet to a point, said point being the POINT OF BEGINNING;

THENCE North 89°39'15" East, along the said south line of said SE/4 of the SW/4 a distance of 1150.94 feet to a point (being the Southeast corner of said SE/4 of the SW/4);

THENCE North 00°20'24" West a distance of 706.36 feet to a point, said point being in the South line of Lot 2, Block 4, BRENTWOOD ADDITION;

THENCE South 89°39'41" West a distance of 95.51 feet to a point, said point being the Southwest corner of said Lot 2, Block 4;

THENCE North 12°54'26" West a distance of 78.60 feet to a point, said point being the Southeast corner of Lot 16 Block 6, BRENTWOOD 3RD ADDITION;

THENCE North 87°26'08" West a distance of 135.77 feet to a point;

THENCE South 45°27'41" West a distance of 255.00 feet to a point;

THENCE South 56°36'48" West a distance of 125.12 feet to a point, said point being the Southeast corner of Lot 8, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 63°16'39" West a distance of 260.45 feet to a point;

THENCE South 00°08'02" West a distance of 51.59 feet to a point;

THENCE South 58°03'08" West a distance of 211.82 feet to a point;

THENCE North 58°19'11" West a distance of 211.82 feet to a point, said point being the Southwest corner of Lot 2, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 2°52'06" West a distance of 385.17 feet to a point, said point being the POINT OR PLACE OF BEGINNING.

EXHIBIT “F”

EXHIBIT “G”

Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                     , a(n)                      (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by                             , a(n)                      (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is                     ; and

3. Transferor’s office address is                                                                                  .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.

Dated as of                     , 20    .

,
a(n)

By:
Name:
Title:

EXHIBIT “G”

STATE OF )
) ss.
COUNTY OF )

On                                                                                  , before me,                                         , a Notary Public personally appeared                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(SEAL)

EXHIBIT “G”

EXHIBIT “H”

Form Of Tenant Notice

            , 20

TO:

Re:	Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as                      (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit in the amount of $             , have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to “                    ” and mailed to                     . In addition, all questions or other matters regarding your lease should be directed to the                  at (            )                     .

Thank you for your cooperation.

Very truly yours,

,
a

By:
Name:
Title:

EXHIBIT “H”

SCHEDULE 1

LEASES

SCHEDULE 1

Report Summary

Total Possible Rent:	206,272.00
Vacancy Rent:	8,060.00
Occupied Unit Rent:	198,212.00
# of Units:	252
Vacant Units:	11
Occupancy %:	95.63%

Rent Roll Analysis	12/9/11 11:07am	Page 7 of 7	rentmanager.com - property management systems rev.3377

SCHEDULE 1

SCHEDULE 2

CONTRACTS

[Subject to Seller confirmation.]

1.	Advertiser Agreement with Apartment Finder, dated August 1, 2011.

2.	Advertising Agreement with Apartment Guide, issued March 8, 2011.

3.	Internet Advertising Agreement with apartments.com, dated April 28, 2009.

4.	Purchase Order & Agreement with HandyTrac, dated January 26, 2008.

5.	Preventative Maintenance Plan with Hollywood Fitness Repair, LLC, dated March 9, 2010.

6.	Contract with J&A LawnCare, dated March 1, 2011.

7.	Exterior Emergency Telephone Services Agreement with Kings III Emergency Communications, dated June 9, 2006.

8.	Equipment Service Agreement with R.K. Black, Inc., dated November 20, 2009.

9.	Pest Management Service Plan – General Pest Control with Terminix, dated December 31, 2010.

10.	Termite Service Plan with Terminix, dated May 6, 2009.

11.	Panoak Natural Gas Purchase Agreement, dated February, 2010.

12.	Cox Preferred Digital Community Agreement, with CoxCom, Inc., dated February 15, 2008.

13.	Marketing Agreement, with CoxCom, Inc., dated February 15, 2008.

SCHEDULE 2

SCHEDULE 3

APPROVALS

The Approvals relating to the Property, as specifically listed on Exhibit C to the Purchase Agreement.

SCHEDULE 3